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Exhibit 21.3
                          CERTIFICATE OF INCORPORATION
                                       OF

                              COINTEL LEASING, INC.

                Under Section 402 of the Business Corporation Law

                IT IS HEREBY CERTIFIED THAT:

                FIRST:     The name of the corporation is: COINTEL LEASING, INC.

                SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

                      For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

                      THIRD): The number of shares which the corporation shall have the authority to issue is 200 without par value.

                      FOURTH: The principal office of the corporation is to be located in the County of Oswego, State of New York.

                      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                        c/o Rivette & Rivette, P.C.
                                              1501 Milton Avenue
                                              Solvay, New York _ 13209

    The undersigned incorporator is of the age of eighteen years or older.

    IN WITNESS WHEREOF, this certificate has been subscribed this 13th day of March, 1995 by the undersigned who affirms that the statements made herein are true under the penalties of perjury

     /s/ MARK Anspacher                 155 Washington Avenue Albany, NY 12210
     -----------------------------      --------------------------------------
     MARK ANSPACHER, Incorporator       Address


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